Exhibit 4.2




         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         Unless and until it is exchanged in whole or in part for Notes in definitive registered form, this certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                          AES CHINA GENERATING CO. LTD.
                             10 1/8 % Notes Due 2006
                                  $180,000,000

No.                                                         CUSIP No.: 000983AA4

         AES China Generating Co. Ltd., a corporation organized under the laws of Bermuda (the "Company"), promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Eighty Million United States dollars (US$180,000,000) on December 15, 2006.


                 Interest Payment Dates: June 15 and December 15
                       Record Dates: June 1 and December 1

         Additional provisions of this Note are set forth on the reverse hereof. Such provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer under its corporate seal.


         Date: December 19, 1996

                                    AES CHINA GENERATING CO. LTD.


                                    By:---------------------------
                                         Name:
                                         Title:




         TRUSTEE'S CERTIFICATE
           OF AUTHENTICATION:

         BANKERS TRUST  COMPANY,  as Trustee,
         certifies that this is one
         of the Notes
         referred to in the Indenture.

         By:-------------------------------
               Authorized Signature

                                 Reverse of Note


                          AES CHINA GENERATING CO. LTD.
                             10 1/8 % Notes Due 2006

        (1) INDENTURE. The Note is one of a duly authorized issue of debt securities (the "Notes") of the Company limited to $180,000,000 in aggregate principal amount issued under an Indenture dated as of December 19, 1996 (the "Indenture") among the Company and Bankers Trust Company, a New York banking Corporation, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss.77aaa-77bbbb) (the "TIA"). Capitalized terms used herein but not defined are used as defined in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of such terms.

         (2) RANKING. The Notes rank at least pari passu in right of payment with all existing and future unsecured Indebtedness of the Company.

         (3) SECURITY AGREEMENT. As provided in the Security Agreement dated as of December 19, 1996, among the Company, Bankers Trust Company, as Trustee, and Bankers Trust Company, as collateral agent (the "Collateral Agent"), the Company's obligations under the Indenture and the Notes are secured by a lien on, and a security interest in, the Collateral granted in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Noteholders. The rights of the Trustee in and to the Collateral are governed by the terms of the Security Agreement.

         (4) INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year, commencing June 15, 1997, to Holders of record on June 1 and December 1 of each year, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 19, 1996. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         (5) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on the record date next preceding the interest payment date even though Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

         (6) PAYING AGENT, REGISTRAR. Initially, Bankers Trust Company, a New York banking corporation, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice. The Company may act as Paying Agent or Registrar.

         (7) OPTIONAL REDEMPTION. Except as set forth in the following paragraph, the Company may not redeem the Notes prior to December 15, 2001. On and after such date, the Company may redeem the Notes at any time, in whole, or from time to time in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date, if redeemed during the 12-month period beginning December 15:


YEAR                                                 REDEMPTION PRICE
----                                                ----------------

2001                 ....................................105.063%

2002                 ....................................102.531%

2003 and thereafter  ....................................100.000%

         (8) OPTIONAL REDEMPTION FOR CHANGES IN WITHHOLDING TAXES. The Notes may be redeemed, in whole but not in part, at the option of the Company, at any time, at a redemption price equal to 100% of the principal amount at maturity thereof, together with accrued and unpaid interest to the date fixed by the Company for redemption, if as a result of any change in, or amendment to, the laws or treaties (including any regulations or rulings promulgated thereunder) of Bermuda or such other jurisdiction in which the Company is then organized, as the case may be (or any political subdivision or taxing authority thereof or therein), affecting taxation, or any change in official position regarding the application, interpretation or administration of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application, interpretation or administration is announced or becomes effective on or after the Date hereof with respect to any payment due or to become due under the Notes or the Indenture, the Company is, or on the next interest payment date would be, required to pay Additional Amounts on or in respect thereof.

         (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the address set forth for such Holder on the register referred to in Section 2.03 of the Indenture. Unless the Company shall default in payment of the redemption price plus accrued interest, on and after the redemption date interest ceases to accrue on such Notes or portions of them called for redemption. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

         (10) DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except, in the case of a Note to be redeemed in part, the portion thereof not to be redeemed) or for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

         (11) CHANGE OF CONTROL OFFER. Upon a Change of Control Triggering Event, the Company shall make an offer to purchase the Notes then outstanding at a purchase price of not less that 101% of the principal amount thereof (excluding any premium), plus accrued and unpaid interest to the date of purchase.

         (12) EXCESS PROCEEDS OFFER. To the extent of the balance of the Net Available Cash after application thereof after certain Asset Sales in accordance with the Indenture, the Company shall make an offer to purchase the Notes at a purchase price of not less than 100% of the principal amount (excluding any premium), plus accrued and unpaid interest to the date of purchase.

         (13) SPECIAL PROCEEDS OFFER. The Company shall, within 30 days after the occurrence of any Special Proceeds Event, cause all Special Proceeds with respect to such Special Proceeds Event to be deposited into a Collateral Account with the Collateral Agent and the Company shall, to the extent of the amounts on deposit in the Special Proceeds collateral account, subject to certain exceptions, make an offer to purchase the Notes at a purchase price of not less that 101% of the principal amount (excluding any premium), plus accrued and unpaid interest to the date of purchase.

         (14) DEFEASANCE. Subject to certain conditions, the obligations under the Notes and the Indenture may be terminated, at any time, if the Company deposits with the Trustee money, U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         (15) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes, except that interest (other than defaulted interest) will be paid to the person that was the registered Holder on the relevant record date for such payment of interest.

         (16) AMENDMENTS AND WAIVERS. Subject to certain exceptions, (i) the Indenture or the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding; and
(ii) any existing default may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Noteholder, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for assumption of Company's obligations to Noteholders, to provide for uncertificated Notes in addition to or in place of certificated Notes (subject to certain conditions), to provide for additional guarantees with respect to the Notes or to further secure the Notes, to add additional covenants or surrender any of the Company's rights, to comply with the requirements of the Commission in connection with qualification under the TIA, to establish or maintain the Liens of the Security Agreement or to make any change that does not adversely affect the rights of any Noteholder.

         (17) REMEDIES. If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest. The Company must furnish an annual compliance certificate to the Trustee.

         (18) NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based thereon or, in respect thereof. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         (19) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee or an authenticating agent thereof.

         (20) ABBREVIATIONS. Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         THE COMPANY WILL FURNISH TO ANY NOTEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, WHICH HAS IN IT THE TEXT OF THIS NOTE. REQUESTS MAY BE MADE TO: AES CHINA GENERATING CO. LTD., 9/F., ALLIED CAPITAL RESOURCES BLDG., 32-38 ICE HOUSE STREET, CENTRAL, HONG KONG, ATTN.: CHIEF FINANCIAL OFFICER.

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                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:
     I or we assign and transfer this Note to


(Insert assignee's soc. sec. or tax I.D. no.)

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)


and irrevocably appoint ---------------------- agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

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Date:------------------------             Signed:-------------------------------
                                                 (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)


Signature Guarantee:------------------------------------------------------------

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--------------------------------------------------------------------------------


                     OPTION OF HOLDER TO ELECT PURCHASE FORM

         If you wish to elect to have this Note purchased by the Company pursuant to Section 3.08 or 3.12 of the Indenture, check this box: [ ]

         If you wish to elect to have only part of this Note purchased by the Company pursuant to Section 3.08 or 3.12 of the Indenture, state the amount:
$-----------------

         *As set forth in the Indenture, any purchase pursuant to Section 3.08 or 3.12 is subject to proration in the event the offer is oversubscribed.


Date:------------------------             Signed:-------------------------------
                                                 (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note)


Signature Guarantee:------------------------------------------------------------